Exhibit 10.18
FORRESTER RESEARCH, INC.
2006 DIRECTORS STOCK OPTION PLAN
Option Certificate
Stock option granted by Forrester Research, Inc., a Delaware corporation (the “Company”), to                                           , a director of the Company (the “Optionee”), pursuant to the Company’s 2006 Directors Stock Option Plan (the “Plan”).
Grant of Option
This certificate evidences the grant by the Company on                        ___, 200___(“Grant Date”) to the Optionee of an option to purchase, in whole or in part, on the terms provided herein and in the Plan, a total of                       shares of common stock of the Company (the “Shares”) at $___.___ per Share. The latest date on which this option may be exercised (the “Final Exercise Date”) is                      ___, 20___.
The option evidenced by this certificate is a nonqualified stock option.
This option is exercisable in the following installments prior to the Final Exercise Date:
Shares on and after the first anniversary of the Grant Date;

Shares on and after the second anniversary of the Grant Date;

Shares on and after the third anniversary of the Grant Date; and
             An additional                      Shares on and after the fourth anniversary of the Grant Date.
Notwithstanding the foregoing, this option shall become exercisable to the extent, if any, provided in and in accordance with the provisions of Section 7(a) of the Plan (pertaining to “Covered Transactions”) in the circumstances described in said Section 7(a).
Exercise of Option
Each election to exercise this option shall be in writing, signed by the Optionee or by his/her executor or administrator or by the person or persons to whom this option is transferred by will or the applicable laws of descent and distribution (the “Legal Representative”), and received by the Company at its principal office, accompanied by payment in full and by such additional documentation evidencing the right to exercise (or, in the case of a Legal Representative, of the authority of such person) as the Company may require. The purchase price may be paid in cash or by check (acceptable to the Company in accordance with the guidelines established for this purpose), bank draft, or money order payable to the order of the Company; or (b) by delivery of an unconditional and irrevocable undertaking by a broker to deliver promptly to the Company sufficient funds to pay the exercise price.
Restrictions on Transfer
If at the time this option is exercised the Company is a party to any agreement restricting the transfer of any outstanding shares of its Common Stock, this option may be exercised only if the Shares so acquired are made subject to the transfer restrictions set forth in that agreement (or if more than one such agreement is then in effect, the agreement specified by the Committee).
Withholding
No Shares will be transferred pursuant to the exercise of this option unless and until, in the opinion of the Company’s counsel, the person exercising this option shall have remitted to the Company an amount sufficient to satisfy any federal, state, or local withholding tax requirements, or shall have made other arrangements satisfactory to the Company with respect to such taxes.
Death; Status Change
(a) Except as the Committee shall otherwise provide, upon the death of the Optionee, all options not then exercisable shall terminate. All options held by the director that are exercisable immediately prior to death may be exercised by his or her Legal Representative, at any time within one year after the director’s death but in no event beyond the Final Exercise Date. After completion of that one-year period, such options shall terminate to the extent not previously exercised or terminated.
(b) Except as the Committee shall otherwise provide, if a director’s service with the Company terminates for any reason other than death, all options held by the director that are not then exercisable shall terminate. Options that are exercisable on the date of termination shall continue to be exercisable for a period of three months but in no event beyond the Final Exercise Date. After completion of that three-month period, such options shall terminate to the extent not previously exercised, expired or terminated.
Nontransferability of Option
Except as the Committee shall otherwise provide, this option is not transferable by the Optionee other than by will or the laws of descent and distribution, and is exercisable during the Optionee’s lifetime only by the Optionee.

Provisions of the Plan
This option is subject in its entirety to the provisions of the Plan, a copy of which is furnished to the Optionee with this option. All initially capitalized terms not otherwise defined herein shall have the meaning provided in the Plan.
IN WITNESS WHEREOF, the Company has caused this option to be executed under its corporate seal by its duly authorized officer. This option shall take effect as a sealed instrument.

FORRESTER RESEARCH, INC.
By:
Gail S. Mann, Esq.
Secretary

Dated:                      __, 200_